                                                                    EXHIBIT 99.1

                           DELL COMPUTER CORPORATION

                             REGISTRATION AGREEMENT

                           FOR SHARES OF COMMON STOCK

                           ISSUED UPON CONVERSION OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

            PURSUANT TO ITS OFFER OF PREMIUM DATED FEBRUARY 21, 1995

                         PLEASE SIGN AND COMPLETE BELOW
              TO HAVE SHARES REGISTERED IN THE RESALE REGISTRATION

EXACT NAME OF HOLDER:__________________________________________________________

STREET ADDRESS OF HOLDER:______________________________________________________

                               ________________________________________________

PHONE NUMBER:_______________________________  TELECOPY NUMBER: ________________

RELATIONSHIP TO DELL COMPUTER CORPORATION, IF ANY: ____________________________

_______________________________________________________________________________

NUMBER of SHARES OF COMMON STOCK BENEFICIALLY OWNED AS OF MAY 31, 1995 (EXCLUDING SHARES ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK):_______

NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK TO BE REGISTERED UNDER THIS AGREEMENT [IF NO INDICATION IS MADE, ALL SUCH SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF SERIES A PREFERRED STOCK WILL BE REGISTERED]:________________________________________________________________

SIGNATURE OF HOLDER:___________________________________________________________

[IF AN ENTITY] By:_____________________________________________________________

               Name (please print):____________________________________________

               Title (please print):___________________________________________

NUMBER OF PROSPECTUSES NEEDED (LIMIT OF 20):___________________________________

                             REGISTRATION AGREEMENT

     This REGISTRATION AGREEMENT (the "Agreement") is made and entered into by and among Dell Computer Corporation, a Delaware corporation (the "Company"), and the undersigned holders (the "Holders") of Common Stock of the Company (the "Converted Common Stock") issued upon conversion of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") into Common Stock of the Company pursuant to the Conversion Offer (hereinafter defined), effective as of June 2, 1995.

                                    RECITALS

     A. The Company offered to register under the Securities Act and applicable U.S. state securities laws (the "Initial Registration Offer"), the resale from time to time of the shares of Common Stock issued upon conversion of the Series A Preferred Stock by the holders thereof pursuant to that certain Offer of Premium Upon Conversion dated February 21, 1995, the related Special Conversion Notice and Registration Agreement (which together constitute the "Conversion Offer").

     B. The Holders failed to accept the Initial Registration Offer.

     C. The Company, nonetheless, has offered to register under the Securities Act and applicable U.S. state securities laws (the "Subsequent Registration Offer"), the resale from time to time of the shares of Converted Common Stock.

     D. To facilitate the Subsequent Registration Offer and to provide certain information required by the Company to be included in the Registration Statement (hereinafter defined), the Company and the Holders desire to enter into this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Holders hereby agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (b) "Common Stock" means the Company's common stock, par value $.01 per share.

          (c) "Conversion Offer" means the Company's offer to the holders of the Series A Preferred Stock to convert such shares into the Company's Common Stock pursuant to that certain Offer of Premium Upon Conversion dated February 21, 1995, the related Special Conversion Notice and Registration Agreement.

          (d) "Effective Date" means the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          (f) "Prospectus" means the final prospectus contained in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act, as it may be amended or supplemented by the Company from time to time.

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          (g) "Registrable Securities" means the shares of Converted Common
     Stock identified on the signature page of this Agreement for each Holder and to be registered by the Company in accordance with this Agreement.

          (h) "Registration Expenses" has the meaning assigned thereto in
     Section 4 hereof.

          (i) "Registration Statement" means the Company's registration statement on Form S-3 or such other successor form, in the form it is declared effective by the Commission, registering for resale the Registrable Securities.

          (j) "Resale Window" means the time period, if any, between the Effective Date and 12:00 midnight, New York City time, on Thursday, June 15, 1995.

          (k) "Securities Act" means the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

     2. Registration under the Securities Act. The Company agrees to use its reasonable commercial efforts to register the resale by the Holders from time to time during the Resale Window of the Registrable Securities under the Securities Act and any applicable U.S. state securities or "blue sky" laws and to have the Registration Statement declared effective by the Commission as soon as reasonably practicable after June 2, 1995; provided, however, that the Company may, in its sole discretion, delay the effectiveness of such Registration Statement until a later date as the Company determines may be required or advisable. The Company further agrees to use its reasonable commercial efforts to keep the Registration Statement covering the Registrable Securities effective during the Resale Window. The Company will promptly notify the Holders of the Registrable Securities of the Effective Date at the address and telecopy number provided by such Holders on the signature page above.

     3. Covenants of the Holders. As a condition of the Company's obligation to register the Registrable Securities and any and all other obligations of the Company under this Agreement, each Holder hereby represents, warrants and agrees:

          (a) to furnish to the Company the information requested next to such Holder's signature above, which shall include such Holder's name exactly as it appears upon the stock transfer records of the Company, its current street address, phone number, telecopy number, relationship to the Company, if any, the exact number of such Holder's shares of Common Stock issued upon conversion of Series A Preferred Stock to be registered under this Agreement, and the exact number of shares of Common Stock beneficially owned by such Holder and such other information reasonably available to such Holder as the Company may reasonably request;

          (b) that such Holder shall not take, directly or indirectly, any action that is designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Converted Common Stock;

          (c) that such Holder will comply with Rule 10b-6 under the Exchange Act, which requires a seller of Registrable Securities and all affiliates of the that seller (as "affiliate" is defined in such rule) to suspend all bids for or purchases of shares of Common Stock at least two business days before and during any offers and sales of Registrable Shares by that seller and until that seller's offers and sales terminate;

          (d) that such Holder will comply with Rule 10b-7 under the Exchange Act, which prohibits any person from stabilizing the prices of a security to facilitate the offering of that security;

          (e) that such Holder shall not offer, sell, contract to sell, establish any short position in, or otherwise offer or dispose of any other Registrable Securities prior to the Effective Date;

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

          (f) that such Holder will not offer, sell, pledge or otherwise dispose of the Converted Common Stock prior to the Effective Date;

          (g) that such Holder will offer and sell the Registrable Securities only in the manner described in the Registration Statement;

          (h) that such Holder will deliver or cause to be delivered a Prospectus to the buyer at or before any sale of Registrable Securities;

          (i) that, if such Holder sells Registrable Securities on the Nasdaq National Market in an ordinary brokerage transaction, such holder will deliver to its broker (i) a copy of the letter attached as Exhibit A completed and executed by such Holder (the "Seller's Letter"), and (ii) a copy of the letter attached as Exhibit B (the "Broker's Letter"), and shall cause its broker to execute the Broker's Letter and promptly to deliver both the Seller's Letter and the Broker's Letter to the transfer agent for the Common Stock and to the Company, attention: General Counsel, and that the Company may refuse to authorize transfer of such Registrable Securities if such letters are not delivered to the Company in form and substance satisfactory to the Company;

          (j) that, if such Holder sells Registrable Securities directly to another person other than in an ordinary brokerage transaction on the Nasdaq National Market, such holder will deliver to the transfer agent for the Common Stock and to the Company, attention: General Counsel, a copy of the Seller's Letter completed and executed by such Holder, and that the Company may refuse to authorize transfer of such Registrable Securities if such letter is not delivered to the Company in form and substance satisfactory to the Company;

          (k) that such Holder will immediately suspend all offers and sales of Registrable Securities pursuant to the Registration Statement upon termination of the Resale Window or, if earlier, upon notification from the Company that the Prospectus may no longer be used for offers or sales; and

          (l) that such Holder is the beneficial owner of the shares of Common Stock set forth on the signature page of such Holder hereto.

     4. Registration Expenses. The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all Commission registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Converted Common Stock for offering and sale under any U.S. state securities and "blue sky" laws, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Common Stock and all other documents relating hereto, (d) messenger and delivery expenses, (e) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), and (g) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). Notwithstanding the foregoing, the Holders shall pay all agency fees and commissions, underwriting discounts and commissions, and transfer and other taxes attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly).

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

     5. Indemnification.

     (a) Indemnification by the Company. On and after the effectiveness of the registration of the resale of the Registrable Securities pursuant to Section 2 hereof, and in consideration of the agreements of the Holders contained herein, the Company agrees to indemnify and hold harmless each of the Holders in any offering or sale of the Registrable Securities against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, or any final prospectus contained therein or furnished by the Company to any such holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or final prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; provided, further, that the Company shall not be liable to any person to the extent such loss, claim, damage, or liability results from the fact that there was not delivered by such person a final prospectus the delivery of which would have avoided such loss, claim, damage or liability.

     (b) Indemnification by the Holders. Each of the Holders, severally, hereby agrees (i) to indemnify and hold harmless the Company, and all other Holders, against any losses, claims, damages or liabilities to which the Company or such other Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any final prospectus contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that no such Holder shall be required to undertake liability to any person under this
Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 5(a) or 5(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the

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

consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 5(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

     (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder and each person, if any, who controls any Holder within the meaning of the Securities Act; and the obligations of the Holders contemplated by this
Section 5 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

     6. Miscellaneous.

     (a) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy in which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the

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

terms and conditions hereunder, in any court of the United States or any State thereof having jurisdiction.

     (b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or upon electronic confirmation of receipt if delivered by telecopy, as follows: If to the Company, to it at Dell Computer Corporation, 2112 Kramer Lane, Building 1, Austin, Texas 78758-4012,
Attention: General Counsel, Telecopy number: (512) 728-3773, and if to a Holder, to it at the address and telecopy number provided by such Holder herein, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     (c) Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto.

     (d) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder, any director, officer or partner of such Holder, or any controlling person of such Holder, and shall survive the effectiveness of the Registration Statement.

     (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     (f) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter, and supersede all prior agreements and understandings between the parties with respect to its subject matter.

     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective June 2, 1995.

                                            DELL COMPUTER CORPORATION

                                            By:  /s/  THOMAS J. MEREDITH
                                                      Thomas J. Meredith
                                                    Chief Financial Officer

                THE SIGNATURE OF THE HOLDER ON THE COVER OF THIS
                 REGISTRATION AGREEMENT SHALL BE A COUNTERPART
                    SIGNATURE TO THIS REGISTRATION AGREEMENT

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

                                   EXHIBIT A

                                SELLER'S LETTER
                                             ,1995
                               --------------

General Counsel
Dell Computer Corporation
2112 Kramer Lane, Building 1
Austin, Texas 78758-4012
Telephone: (512) 338-4400
Telecopy:  (512) 728-3773

American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005
Telephone: (718) 921-8200
           (212) 936-5100
Telecopy:  (718) 236-4588

     Re: Dell Computer Corporation
         Common Stock Issued Upon Conversion of Series A Convertible Preferred Stock

Ladies and Gentlemen:
     The undersigned has sold _________________________ [insert number] shares ("Shares") of Common Stock of Dell Computer Corporation (the "Company") to ________________________________________ [insert name] (the "Purchaser"). Terms having their initial letter capitalized but not defined in this letter have the meanings ascribed them in the Registration Agreement between the undersigned and the Company. In order to induce you to transfer the Shares and to issue, register and countersign new certificates representing the Shares without a legend restricting the transfer thereof, the undersigned acknowledges and represents to the Company and American Stock Transfer & Trust Company as follows:

          1. The undersigned delivered, or caused to be delivered, to the Purchaser a copy of the Prospectus of the Company relating to the Shares at or before the written confirmation of the sale of the Shares to the Purchaser.

          2. No written materials other than the Prospectus and confirmation were used in connection with the sale.

          3. The sale was made in compliance with all applicable state securities or blue-sky laws.

          4. The undersigned also acknowledges and represents that the undersigned has complied with all its covenants in the Registration Agreement, including without limitation the covenants regarding compliance with Rule 10b-6 and Rule 10b-7 under the Exchange Act and the prohibitions against offering or selling the Shares before the Effective Date of the Registration Statement. I represent that I am not, and at no time have been, an affiliate of the Company.

                                        INDIVIDUAL:

                                        ----------------------------------------
                                        (Signature of Selling Security Holder)

                                        ----------------------------------------
                                        (Printed Name of Selling Security
                                        Holder)

                                        PARTNERSHIP, CORPORATION OR TRUST:

                                        Print Name of Entity:
                                                             -------------------
                                        ----------------------------------------
                                        By:
                                           -------------------------------------
                                        (Signature of Authorized Officer or
                                        Representative)

                                        ----------------------------------------
                                        (Print Name of Authorized Officer or
                                        Representative)

                                        ----------------------------------------
                                        (Title)

                                   EXHIBIT B

                                BROKER'S LETTER
                                             , 1995
                                -------------

General Counsel
Dell Computer Corporation
2112 Kramer Lane, Building 1
Austin, Texas 78758-4012
Telephone: (512) 338-4400
Telecopy:  (512) 728-3773

American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005
Telephone: (718) 921-8200
           (212) 936-5100
Telecopy:  (718) 236-4588

     Re: Dell Computer Corporation
         Common Stock Issued Upon Conversion of Series A Convertible Preferred Stock

Ladies and Gentlemen:
     We have read the letter of __________________________________ [print name of seller] dated ______________________, 1995, concerning the proposed sale of shares (the "Shares") of Common Stock of Dell Computer Corporation (the "Company") through us and advise you that, in connection with the sale of the
Shares:

          1. We have sold or will sell the Shares in a brokerage transaction as agent for the named seller.

          2. The undersigned delivered, or caused to be delivered, to the purchaser of the Shares a copy of the Prospectus of the Company relating to the Shares at or before the written confirmation of the sale of the Shares to the Purchaser through the undersigned firm.

          3. No written materials other than the Prospectus and confirmation were used in connection with the sale.

          4. The selling of the Shares by the undersigned as agent for the named seller does not constitute participation by the undersigned in a distribution within the meaning of the Securities and Exchange Commission's Rule 10b-6(c)(5). We understand that this determination may depend on the magnitude of the number of shares we are asked to sell, or foreseeably will be asked to sell, and the presence of any special selling efforts or selling methods. If our participation constitutes participation in a distribution within the meaning of Rule 10b-6(c)(5), we represent and acknowledge to you that we have complied with Rule 10b-6.*

                                          Sincerely,

                                          --------------------------------------
                                          (Print Name of Firm)

                                          --------------------------------------
                                          (Signature of Authorized
                                          Representative)

                                          --------------------------------------
                                          (Print Name and Capacity of Signer)

                                          --------------------------------------
                                          (Telephone Number)
- ---------------

*Note: In the view of the Securities and Exchange Commission, additional compensation offered to registered representatives or a favorable research report or any recommendation by the broker are indicia of special selling efforts and may indicate the transaction constitutes a distribution for purposes of Rule 10b-6. When a broker-dealer agrees with one or more shareholders to act as their exclusive agent in connection with sales off a shelf registration statement, the broker-dealer will be subject to Rule 10b-6, and the broker-dealer will be prohibited from engaging in market making or other activities proscribed by Rule 10b-6.

                                        9